UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report : June 25, 2026

(Date of earliest event reported)

The Kroger Co.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value per share	KR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2026, Ronald L. Sargent, who has served as Chairman of the Board of Directors (the “Board”) of The Kroger Co. (the “Company”) since March 2025, will cease serving as an employee of the Company.  Mr. Sargent will continue serving as Chairman of the Board in a non-executive capacity.

As Non-Executive Chairman of the Board, Mr. Sargent will be eligible to receive the Company’s standard annual non-employee director compensation consistent with the compensation described in its most recent Proxy Statement filed with the Securities and Exchange Commission on May 13, 2026, under the heading “Director Compensation,” except that, effective July 1, 2026, each non-employee member of the Board will receive total cash compensation consisting of an annual retainer of $115,000 and an annual grant of incentive shares (Kroger common shares) with a value of approximately $215,000.  Additionally, Mr. Sargent will be eligible to receive an annual grant of incentive shares (Kroger common shares) with a value of approximately $250,000 for his service as Non-Executive Chairman of the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2026, The Kroger Co. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders elected ten directors to serve until the annual meeting in 2027, or until their successors have been elected and qualified; approved the Company’s executive compensation on an advisory basis; ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2026; approved the Second Amended and Restated 2019 Long-Term Incentive Plan; and rejected a shareholder proposal regarding a report on GHG emissions reductions.

The final results are as follows:

Director Election Proposal	For	Against	Broker Non-Votes
Nora A. Aufreiter	480,814,589	11,930,557	61,479,424
Kevin M. Brown	485,070,325	7,657,729	61,479,424
Mitchell R. Butier	485,645,018	7,055,241	61,479,424
Gregory S. Foran	485,443,184	7,150,096	61,479,424
Anne Gates	473,609,095	19,360,110	61,479,424
Karen M. Hoguet	485,312,166	7,448,287	61,479,424
Ronald L. Sargent	468,967,642	23,737,119	61,479,424
J. Amanda Sourry Knox	478,144,977	14,601,870	61,479,424
Mark S. Sutton	473,892,165	18,494,274	61,479,424
Ashok Vemuri	483,649,721	7,996,223	61,479,424

Other Proposals	For	Against	Abstain	Broker Non-Votes
Advisory vote approving executive compensation	438,059,369	54,634,483	1,990,113	61,479,424
Ratification of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2026	510,100,161	43,721,635	2,341,593
Approval of the Second Amended and Restated 2019 Long-Term Incentive Plan	469,692,587	23,076,470	1,914,908	61,479,424
Shareholder proposal regarding a report on GHG emissions	85,776,050	404,190,678	4,717,237	61,479,424

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 26, 2026	By:	/s/ George H. Vincent
George H. Vincent
Executive Vice President, General Counsel and Secretary